Exhibit (h)(6)(xi)

FORM OF AMENDMENT NO. 10

PARTICIPATION AGREEMENT

Form of Amendment No. 10, dated as of [            , 2022] (“Amendment No. 10”), to the Participation Agreement, dated as of October 1, 2013, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), MONY Life Insurance Company and Equitable Distributors, LLC (collectively, the “Parties”).

The Parties hereby agree to amend the Agreement as follows:

1.

New Portfolios. Effective [            , 2022] the EQ/AB Sustainable U.S. Thematic Portfolio, Equitable Growth MF/ETF Portfolio, Equitable Moderate Growth MF/ETF Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.

Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement, is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 10 as of the date first above set forth.

EQ ADVISORS TRUST		MONY LIFE INSURANCE COMPANY, ON BEHALF OF ITS SEPARATE ACCOUNTS

By:		By:
	Name: Kenneth Kozlowski Title: Senior Vice President		Name: Title

EQUITABLE DISTRIBUTORS, LLC

By:

Name: Nicholas Lane Title: Chairman, Chief Executive Officer and President

SCHEDULE B

AMENDMENT NO. 10

PARTICIPATION AGREEMENT

1290 VT Convertible Securities Portfolio	EQ/Emerging Markets Equity PLUS Portfolio
1290 VT DoubleLine Dynamic Allocation Portfolio	EQ/Equity 500 Index Portfolio
1290 VT DoubleLine Opportunistic Bond Portfolio	EQ/Franklin Moderate Allocation Portfolio
1290 VT Equity Income Portfolio	EQ/Franklin Small Cap Value Managed Volatility Portfolio
1290 VT GAMCO Mergers and Acquisitions Portfolio	EQ/Global Equity Managed Volatility Portfolio
1290 VT GAMCO Small Company Value Portfolio	EQ/Goldman Sachs Moderate Growth Allocation Portfolio
1290 VT High Yield Bond Portfolio	EQ/Growth Strategy Portfolio
1290 VT Low Volatility Global Equity Portfolio	EQ/Intermediate Government Bond Portfolio
1290 VT Micro Cap Portfolio	EQ/International Equity Index Portfolio
1290 VT Natural Resources Portfolio	EQ/International Core Managed Volatility Portfolio
1290 VT Real Estate Portfolio	EQ/International Managed Volatility Portfolio
1290 VT Small Cap Value Portfolio	EQ/International Value Managed Volatility Portfolio
1290 VT SmartBeta Equity Portfolio	EQ/Invesco Comstock Portfolio
1290 VT Socially Responsible Portfolio	EQ/Invesco Moderate Allocation Portfolio
ATM International Managed Volatility Portfolio	EQ/Invesco Global Portfolio
ATM Large Cap Managed Volatility Portfolio	EQ/Janus Enterprise Portfolio
ATM Mid Cap Managed Volatility Portfolio	EQ/JPMorgan Value Opportunities Portfolio
ATM Small Cap Managed Volatility Portfolio	EQ/Large Cap Core Managed Volatility Portfolio
EQ/2000 Managed Volatility Portfolio	EQ/Large Cap Growth Index Portfolio
EQ/400 Managed Volatility Portfolio	EQ/Large Cap Growth Managed Volatility Portfolio
EQ/500 Managed Volatility Portfolio	EQ/Large Cap Value Index Portfolio
EQ/AB Dynamic Growth Portfolio	EQ/Large Cap Value Managed Volatility Portfolio
EQ/AB Dynamic Moderate Growth Portfolio	EQ/Loomis Sayles Growth Portfolio
EQ/AB Short Duration Government Bond Portfolio	EQ/MFS International Growth Portfolio
EQ/AB Small Cap Growth Portfolio	EQ/Mid Cap Index Portfolio
EQ/Aggressive Growth Strategy Portfolio	EQ/Mid Cap Value Managed Volatility Portfolio
EQ/All Asset Growth Allocation Portfolio	EQ/Moderate Growth Strategy Portfolio
EQ/Balanced Strategy Portfolio	EQ/Morgan Stanley Small Cap Growth Portfolio
EQ/Value Equity Portfolio	EQ/Money Market Portfolio
EQ/Capital Group Research Portfolio	EQ/PIMCO Global Real Return Portfolio
EQ/ClearBridge Large Cap Growth Portfolio	EQ/PIMCO Ultra Short Bond Portfolio
EQ/ClearBridge Select Equity Managed Volatility Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/Common Stock Index Portfolio	EQ/Small Company Index Portfolio
EQ/Conservative Growth Strategy Portfolio	EQ/T. Rowe Price Growth Stock Portfolio
EQ/Conservative Strategy Portfolio	EQ/Ultra Conservative Strategy Portfolio
EQ/Core Bond Index Portfolio	Multimanager Aggressive Equity Portfolio
Multimanager Core Bond Portfolio
Multimanager Technology Portfolio

EQ/AB Sustainable U.S. Thematic Portfolio
Equitable Growth MF/ETF Portfolio
Equitable Moderate Growth MF/ETF Portfolio